SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 10, 1997


                      TAURUS PETROLEUM, INC.
      (Exact name of registrant as specified in its charter)


                           COLORADO
          (State or other jurisdiction of incorporation)


            0-8835                            84-0736215
   (Commission File Number)          (IRS Employer Identification No.)


410 North Sam Houston Parkway East, Houston, Texas                77060
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code    (281) 445-7755

412 North Sam Houston Parkway East                Houston, Texas		77060
(Former name or former address, if changed since last report)

Item 4.     Changes in Registrant's Certifying Accountant:

a)	In connection with the move of the Registrant's principal office from San
   Antonio,	Texas,	to Houston, Texas, effective January 6, 1997, Ernst & Young
   LLP, whose San 	Antonio offices had been handling audits of the Registrant's
   financial statements, was 	mutually terminated as the Registrant's principal
   accountant.

	The auditors' report of Ernst & Young LLP on the consolidated financial
 statements of 	Taurus Petroleum, Inc. and subsidiaries as of September 30, 1995
 and 1994, and for each 	of the years in the three-year 	period ending
 September 30, 1995, did not contain any 	adverse opinion or disclaimer of
 opinion, nor were they qualified or modified as to 	uncertainty, audit scope,
 or accounting principles, except that the auditors' report	contained a
 separate paragraph that stated that

"The accompanying financial statements have been prepared assuming that Taurus
 Petroleum, Inc. will continue as a going concern.  As more fully described in
 Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

	In connection with the audits of the two fiscal years ended September 30, 1995, and in the subsequent interim period through January 6, 1997, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.  There were no "reportable events" (as defined in Regulation S-K,
Item 	304) occurring during the fiscal years ending September 30, 1995 and 1994, nor during the subsequent interim period through January 6, 1997.  The mutual
termination of	Ernst & Young LLP was approved by the Board of Directors of the
Registrant.


b)	Effective January 10, 1997, no auditor firm has been appointed.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                							     TAURUS PETROLEUM, INC.

Registrant


DATE	January 10, 1997   BY:/s/   William B. Weekley
							                          Director/Secretary

ERNST & YOUNG LLP


EXHIBIT 16 TO FORM 8-K

January 13, 1997

Security and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated January 10,1997 of Taurus Petroleum, Inc. and are in agreement with the statements contained in the Item 4(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Ernst & Young LLP